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                                                                    EXHIBIT 10.4

                            TRANSPORTATION CONTRACT

     This Contract is made and entered into effective the 26th day of March, 1997, by and between Delta Steel, Inc., hereinafter called "Carrier", and, FWT, Inc., hereinafter called "Shipper".

     Carrier agrees to offer transportation services under this Contract as provided in 49 U.S.C.S. 14101(b) of the U.S. Code, and Shipper agrees to use Carrier's services subject to terms and conditions as follows:

1. TRANSPORTATION SERVICES: Shipper agrees to tender and Carrier agrees to transport commodities in interstate, intrastate and/or international commerce in such quantities as the parties may mutually agree and to/from such destination/origination points with reasonable dispatch.

1. RATES: Rates shall be as set forth in a letter from the Carrier to the Shipper (Exhibit A) and shall be effective on all shipments. Rates may be changed thereafter by letter to the Shipper with fifteen (15) days notice. Special rates may be used from time to time; such special rates shall be set out in a letter or fax.

3. SHIPPING AND PICKUP TICKETS: A shipping or pickup ticket shall be issued for each shipment with the commodity description or part number.

4. INSURANCE: Carrier shall carry and maintain transit insurance which names Shipper as a loss payee and general liability insurance which names Shipper as an additional insured. Prior to transporting any commodities, products or materials on behalf of Shipper, Carrier shall furnish Shipper with a certificate of transit insurance reflecting Shipper as a loss payee and general liability insurance reflecting Shipper as an additional insured.

5. INDEMNITY, RISK OF LOSS: Carrier shall be responsible for all claims, causes of action, losses and damages resulting from or in any manner relating to the transporting by Carrier of commodities, products and materials. Carrier shall bear the risk of loss to commodities, products and materials transported by Carrier to the point of delivery specified by Shipper and shall pay and be responsible for any losses and damages resulting from the delivery by Carrier or unloading by Carrier of commodities, products and materials at such point of delivery. Carrier unconditionally agrees to defend, indemnify and hold harmless Shipper from any and all demands, claims, causes of action, liabilities, losses, costs and expenses resulting from or in any manner arising out of any actions or omissions for which Carrier has agreed to be responsible herein. This provision shall survive the termination of the Contract.

6. ENTIRE CONTRACT: This Contract with any attachments or modifications constitutes the entire agreement between the parties for transportation services. No change or modification of the Contract shall be effective unless in writing and signed by both parties, and no tariff, bill of lading or any other document, other than rate letters, will have any legal effect with regard to transportation services between the parties.

7. SUITS: Any suit between Carrier and Shipper arising out of the provisions of this Contract shall be brought in Tarrant County, Texas and be governed by Texas law. The prevailing party to any suit shall be entitled to reasonable attorney's fees and its related costs.

8. TERM OF CONTRACT: This Contract shall be effective for twelve (12) months beginning March 26, 1997 and will continue in effect thereafter until and unless canceled by either party with thirty (30) days written notice to the other at its address below.

IN WITNESS WHEREOF, the parties have executed this Contract in duplicate.

                                   ADDRESSES:

FWT, Inc.                               Delta Steel, Inc.
Shipper                                 Carrier

P.O. Box 8597                           P.O. Box 2289

Fort Worth, Tx. 78124                   Houston, Tx. 77252


By:                                     By: R.A. EMBRY
    ____________________________            ________________________________

Title:                                  Title: President
      __________________________               _____________________________